UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2009

IMPERIAL CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33199	95-4596322
(State or other jurisdiction	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

888 Prospect Street, Suite 110, La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (858) 551-0511

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

9	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
9	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
9	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
9	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 6, 2009, Imperial Capital Bank (the “Bank”), a wholly owned subsidiary of Imperial Capital Bancorp, Inc. (the “Company”), received a notification (the “DFI Notification”) from the California Department of Financial Institutions (the “DFI”) stating that the Bank is in critical condition and that the DFI may take extreme action against the Bank unless the Bank promptly either increases its capital or, in the alternative, merges or sells its business to another depository institution.  The DFI Notification provides that if the Bank is to comply with the DFI Notification by increasing its capital, the Bank must, by December 14, 2009, increase its tangible shareholders’ equity by the greater of (i) $200.0 million or (ii) such amount as may be necessary to make tangible shareholders’ equity equal to at least 9% of total tangible assets of the Bank.  As reported in the Bank’s September 30, 2009 Consolidated Report of Condition and Income (Call Report), as of September 30, 2009, the Bank’s tangible shareholders’ equity was $146.0 million and 9% of adjusted total tangible assets amounted to $364.2 million.  Accordingly, the amount of additional tangible shareholders’ equity needed to comply with the capital requirement of the DFI Notification as of September 30, 2009 was $218.2 million. To date, the Company’s efforts to achieve a capital investment, sale, strategic merger or some form of restructuring have been unsuccessful and it is highly unlikely that the Company will succeed in this endeavor and be able to comply with applicable regulatory requirements. In addition, any transaction involving equity financing would result in substantial dilution to current stockholders and would adversely affect the price of the Company's common stock.

The DFI Notification is the most recent of the various regulatory actions that have been taken with respect to the Bank and the Company during the past year as previously reported by the Company, including the Supervisory Prompt Corrective Action Directive issued by the Federal Deposit Insurance Corporation (the “FDIC”) received by the Bank on October 15, 2009 (as reported in the Company’s Current Report on Form 8-K filed on October 21, 2009), the written agreement entered into between the Company and the Federal Reserve Bank of San Francisco (the “FRB”) and the DFI dated July 28, 2009 (as reported in the Company’s Current Report on Form 8-K filed on August 3, 2009), and the Order to Cease and Desist issued against the Bank on February 17, 2009 by the FDIC and the DFI (as reported in the Company’s Current Report on Form 8-K filed on February 20, 2009).

It is highly unlikely that the Company and the Bank will be able to comply fully with the above mentioned regulatory actions or that its efforts to comply will not have material and adverse effects on the operations and financial condition of the Company. The Company and the Bank are diligently continuing to seek qualified sources of outside capital. The Company and the Bank continue to consult with the DFI, FRB and FDIC on a regular basis concerning the Company’s and Bank’s proposals to obtain outside capital that will be acceptable to federal regulatory authorities, but there can be no assurance that these actions will be successful, or that even if one or more of the Company’s and Bank’s proposals are accepted by the Company’s and Bank’s federal regulators, that these proposals will be successfully implemented. At this point in time the Company believes that it is highly unlikely that it will be able to obtain additional outside capital that does not include the provision of substantial assistance by the FDIC or other federal governmental authorities. The Bank’s failure to comply with the DFI Notification, the Supervisory Prompt Corrective Action Directive or the Order to Cease and Desist, or the Company’s failure to comply with its agreement with the FRB and the DFI, particularly if the Company is unable to promptly raise sufficient capital for the Bank or find a buyer or merger partner suitable to the regulators, could result in additional regulatory actions.  As a result of the Bank’s financial condition, its regulators are continually monitoring its liquidity and capital adequacy. Based on their assessment of its ability to operate in a safe and sound manner, the Bank’s regulators at any time may take other and further actions, including placing the Bank into conservatorship or receivership, to protect the interests of depositors insured by the FDIC.  If a receivership were to occur, the Bank’s assets would likely be liquidated, including a sale of such assets to another institution, and it would be unlikely that any assets would be distributed to holders of the Company’s common stock or holders of trust preferred securities issued by its trust subsidiaries.

Forward Looking Statements

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This Form 8-K contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the possibility that we will be unable to comply with the conditions imposed upon us by the DFI Notification, the Supervisory Prompt Corrective Action Directive issued by the FDIC, the Order to Cease and Desist issued by the DFI and the FDIC or the Company’s agreement with the FRB and the DFI, including, without limitation, our inability to promptly raise sufficient capital or find a suitable buyer or merger partner, which could result in the imposition of additional restrictions on our operations and/or the placement of the Bank into FDIC conservatorship or receivership; changes in economic conditions, either nationally or in our market areas; fluctuations in loan demand, the number of unsold homes, other properties and real estate values; the quality or composition of our loan or investment portfolios; our ability to manage loan delinquency rates, which may be impacted by deterioration in the housing and commercial real estate markets that may lead to increased losses and non-performing assets in our loan portfolios, and may result in our allowance for loan losses not being adequate to cover actual losses and may require us to materially increase our reserves; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, net interest margin, and funding sources; deposit flows; fluctuations in the demand for loans, the number of unsold homes and other properties, and fluctuations in real estate values in our market areas; adverse changes in the securities markets, including the possibility that the Company will recognize additional credit losses from our mortgage backed securities as a result of other than temporary impairment (“OTTI”) charges; results of examinations by the DFI, the FDIC or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses, write-down assets, recognize additional OTTI charges on our investment securities, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; our ability to control operating costs and expenses; the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; difficulties in reducing risk associated with the loans on our balance sheet; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; computer systems on which we depend could fail or experience a security breach; our ability to retain key members of our senior management team and other key employees; costs and effects of pending and threatened litigation, including settlements and judgments; increased competitive pressures among financial services companies; changes in consumer spending, borrowing, and savings habits; legislative or regulatory changes that adversely affect our business, including changes in regulatory policies and principles, including the interpretation of regulatory capital or other rules; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; adverse changes in the securities markets; the inability of key third-party providers to perform their obligations to us; changes in accounting policies,  principles or guidance, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, or their application to our business or audit adjustments; the economic impact of any terrorist actions; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products, and services. We caution readers not to place undue reliance on any forward-looking statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2009 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s financial condition, liquidity and operating and stock price performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL CAPITAL BANCORP, INC.

Date: November 13, 2009	By:	/s/ Joseph W. Kiley, III
Joseph W. Kiley, III
President and
Chief Executive Officer